UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 7, 2006
PERFORMANCE FOOD GROUP COMPANY

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-22192	54-0402940

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 West Creek Parkway, Richmond, Virginia		23238

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code:   (804) 484-7700
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.       Results of Operations and Financial Condition
     On November 7, 2006, Performance Food Group Company, a Tennessee corporation (the “Company”), issued a press release announcing its earnings results for the three and nine months ended September 30, 2006, the text of which is furnished herewith as Exhibit 99.1.
     The press release furnished herewith as Exhibit 99.1 contains certain non-GAAP financial measures as defined by Regulation G of the rules and regulations of the Securities and Exchange Commission. To supplement the Company’s consolidated financial statements prepared on a GAAP basis, the Company is disclosing non-GAAP EPS from continuing operations excluding stock compensation expense for the three and nine months ended September 30, 2006 and free cash flow for the three and nine months ended September 30, 2006 and October 1, 2005. The Company is also disclosing the range of its projected diluted earnings per share for the 2006 fiscal year excluding estimated stock compensation expense for the period.
     The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in the press release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.
     The Company believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. The Company included non-GAAP EPS from continuing operations excluding stock compensation expense for the three and nine months ended September 30, 2006 because it believes that this measure more clearly reflects the Company’s operating performance for the 2006 third quarter and nine months ended September 30, 2006 when stock compensation expense related to stock option awards and the Company’s Employee Stock Purchase Plan was required to be expensed as compared to the same periods in 2005 when these items were not required to be expensed. Non-GAAP EPS from continuing operations for the three and nine months ended September 30, 2006 also excludes stock compensation expense associated with awards of restricted stock, which the Company believes provides investors with additional information to evaluate the Company’s ongoing operational performance.
     Management believes that free cash flow provides useful information to investors regarding the Company’s ability to generate cash without external financings. Management uses free cash flow to help gauge the resources available for strategic opportunities such as making acquisitions, investing in the business and strengthening the Company’s balance sheet, and uses this measure in making operating decisions, allocating financial resources and for budget planning purposes. Free cash flow does not, however, take into account the Company’s debt service requirements and other non-discretionary expenditures and therefore is not necessarily indicative of amounts of cash that may be available for discretionary uses. Free cash flow should be considered in addition to, and not in lieu of, cash flow from operations, net earnings and other measures of financial performance prepared in accordance with GAAP.
     The presentation of the Company’s projected earnings per share diluted for the 2006 fiscal year excluding the impact of stock compensation expense is included in the press release to provide investors with the information the Company believes is necessary to compare the Company’s performance during the 2005 fiscal year, when stock based compensation related to stock options and the Company’s Employee Stock Purchase Plan was not required to be expensed, with the projected performance for the 2006 fiscal year when the Company is required to expense stock compensation related to stock option awards and its Employee Stock Purchase Plan. The projected earnings per share diluted for the 2006 fiscal year also excludes the compensation expense related to projected awards of restricted stock during 2006.

Item 9.01       Financial Statements and Exhibits
     (d)       Exhibits
99.1	Press Release of Performance Food Group Company dated November 7, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY
By:	/s/ John D. Austin
Name:	John D. Austin
Title:	Senior Vice President and Chief Financial Officer

Date: November 7, 2006

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Performance Food Group Company dated November 7, 2006